                                                                EXHIBIT 99.1


   ARDENT
HEALTH SERVICES


INVESTOR CONTACT:
R. Dirk Allison
Executive Vice President and Chief Financial Officer
(615) 296-3000

NEWS MEDIA CONTACT:
Shea Davis
Vice President, Communications
(615) 296-3240


                        ARDENT HEALTH SERVICES ANNOUNCES
                        2003 NET REVENUE OF $1.3 BILLION


NASHVILLE, TENN., March 11, 2004 - Ardent Health Services today announced its fourth quarter and 2003 year-end financial results.

Total net revenues for the fourth quarter ended December 31, 2003, increased
157.5 percent to $355.4 million compared with $138.1 million in the prior year period. Net patient service revenue and premium revenues increased to $191.9 million and $152.7 million, respectively, compared with $116.2 million and $9.8 million, respectively, in the prior period. Net income for the fourth quarter of 2003 was $385,000 compared with net income of $46,000 in the prior year period.

Admissions at acute care facilities increased 64.5 percent during the fourth quarter compared to the prior year quarter, and adjusted admissions increased
118.0 percent compared to the prior year quarter.



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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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Patient days at behavioral facilities increased 3.2 percent during the fourth quarter compared to the prior year quarter, and adjusted patient days increased
2.8 percent compared to the prior year quarter.

Total net revenues for the year ended December 31, 2003, increased 223.5 percent to $1.3 billion compared with $408.0 million in the prior year period. Net patient service revenue and premium revenues increased to $640.9 million and $592.3 million, respectively, compared with $369.5 million and $13.2 million in 2002. Net income for the year ended 2003 was $4.3 million compared with $5.1 million in 2002.

Admissions at acute care facilities increased 203.5 percent during the year compared to the prior year, and adjusted admissions increased 276.6 percent compared to the prior year. Patient days at behavioral facilities increased 4.7 percent compared to the prior year, and adjusted patient days increased 4.6 percent compared to the prior year.

Cash flows from operating activities for the year ended December 31, 2003 were $66.5 million compared with $21.0 million in the prior year period. At December 31, 2003, the company had $89.8 million in cash and $117.9 million available under the company's $125.0 million senior secured credit facility. Net income before interest, income tax expense (benefit), depreciation and amortization (EBITDA) for the fourth quarter ended December 31, 2003 increased 402.0 percent to $18.3 million compared with $3.7 million in the prior year period. EBITDA for the year ended December 31, 2003 increased 225.5 percent to $64.3 million compared with $19.8




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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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million in 2002. A table reconciling EBITDA to net cash provided by operating activities is included in this earnings release as supplemental information to the company's condensed consolidated statement of operations.

"We at Ardent Health Services met our 2003 goal of continuing our growth in both medical/surgical and behavioral health hospitals," said David T. Vandewater, president and chief executive officer of Ardent Health Services. "In 2003, we added two facilities that are in growth markets with excellent organic growth potential. With the efforts of our employees and physicians, we will continue to provide the quality clinical care on which Ardent was founded. With this strong foundation and a sound growth strategy, we look forward to 2004 with optimism and confidence."

During the fourth quarter, the company completed the acquisition of Northwestern Institute of Psychiatry, renamed Brooke Glen Behavioral Hospital, Fort Washington, Penn. This 146-bed hospital brings to 21 the number of behavioral hospitals that the company operates.

Ardent Health Services will hold a conference call to discuss this news release on March 12, 2004, at 11:00 a.m. Eastern time. A listen-only simulcast, as well as a replay of the call, will be available for one year online at the company's website at www.ardenthealth.com.

Ardent Health Services is a provider of health care services to communities throughout the United States. Ardent currently owns 28 hospitals in 13 states, providing a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to



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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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adults. For more information on Ardent Health Services, visit the company's website at www.ardenthealth.com.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are intended to be covered by the safe harbors created under that Act. These statements are based on the company's current estimates and expectations. Forward-looking statements may include words, such as "may," "will," "plans," "estimates," "anticipates," "believes," "expects," "intends" and similar expressions. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed. These factors, risk and uncertainties include without limitation, our ability to acquire hospitals that meet our target criteria; our ability to integrate newly acquired facilities and to improve the operations and realize the anticipated benefits of the acquisitions; the restrictions and covenants in our credit facility and debt instruments and the potential lack of adequate alternative financing; any reduction in payments to healthcare providers by government and commercial third party payors, as well as cost-containment efforts of insurers and other payors; the geographic concentration of our operations, particularly in Albuquerque, N.M.; the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare personnel and the ability to retain qualified management; possible changes in the Medicare and Medicaid programs that may limit reimbursement to healthcare providers and insurers; changes in, or violations of, Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; the potential adverse impact of government investigations or "qui tam" lawsuits brought under the False Claims Act or other whistleblower statutes; the availability, cost and terms of malpractice insurance coverage; claims and legal actions relating to professional liabilities or other matters exceeding the scope of our liability coverage; our ability to manage and integrate our information systems effectively; uncertainty associated with compliance with HIPAA and other privacy laws and regulations; a possible reduction of profitability of our health plan caused by lower enrollment, our failure to maintain satisfactory relationships with providers or our ability to effectively price our healthcare premiums or manage medical costs; changes in general economic conditions and those factors, risks and uncertainties detailed in our Registration Statement on Form S-1 filed on January 26, 2004, under the caption "Risk Factors" and from time to time in our filings with the Securities and Exchange Commission.

We can give no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained in this release.



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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                          THREE MONTHS ENDED                YEAR ENDED
                                                              DECEMBER 31,                  DECEMBER 31,
                                                       -------------------------    ---------------------------
                                                           2003           2002          2003           2002
                                                       ----------     ----------    -----------     -----------
Revenue:
    Net patient service revenue                        $  191,929     $  116,230    $   640,920     $   369,539
    Premium revenue                                       152,742          9,795        592,293          13,232
    Other revenue                                          10,777         12,028         86,461          25,213
                                                       ----------     ----------    -----------     -----------
       Total net revenues                                 355,448        138,053      1,319,674         407,984

Expenses:
    Salaries and benefits                                 139,115         75,316        531,893         224,885
    Professional fees                                      30,599          9,703        127,295          40,334
    Claims and capitation                                  75,381          8,117        272,872          10,956
    Supplies                                               37,542         16,602        149,063          43,683
    Provision for doubtful accounts                        19,123          9,239         52,749          23,677
    Interest                                                5,005            678         22,155           2,751
    Change in fair value of interest rate swap
       agreements                                             548              -           (558)              -
    Depreciation and amortization                          12,303          3,018         35,742           8,929
    Impairment of long-lived assets and
       restructuring costs                                  2,913             78          2,913              78
    Loss (gain) on divestitures                               679            299             61          (1,206)
    Other                                                  31,823         16,258        119,472          46,864
                                                       ----------      ---------     ----------     -----------
       Total expenses                                     355,031        139,308      1,313,657         400,951
                                                       ----------      ---------     ----------     -----------

Income (loss) from continuing operations
    before income taxes                                       417         (1,255)         6,017           7,033

Income tax expense (benefit)                                    8           (476)         2,312           2,690
                                                       ----------      ---------     ----------     -----------

Net income (loss) from continuing operations                  409           (779)         3,705           4,343

Discontinued operations:
    Income from discontinued operations                        59          1,211            953           1,042
    Income tax expense                                         83            386            367             332
                                                       ----------      ---------     ----------     -----------
       (Loss) income from discontinued
       operations, net                                        (24)           825            586             710
                                                       -----------     ---------     ----------     -----------

Net income                                                    385             46          4,291           5,053

Accrued preferred dividends                                 2,206          2,049          8,098           5,993
                                                       ----------      ---------     ----------     -----------

Net (loss attributable to) income available
    for common members                                  $  (1,821)     $  (2,003)    $   (3,807)    $      (940)
                                                        =========      =========     ==========     ===========


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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                 DEC. 31,     DEC. 31,
                                                                                   2003         2002
                                                                                --------     ---------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                   $  89,762    $ 113,569
    Accounts receivable, less allowance for doubtful accounts
       of $42,438 in 2003 and $25,809 in 2002                                     116,515       72,680
    Premiums receivable                                                            14,733           --
    Inventories                                                                    16,783        7,920
    Deferred income taxes                                                          27,792       16,910
    Prepaid expenses and other current assets                                      31,556       24,079
    Assets held for sale                                                               --        1,814
    Income tax receivable                                                           2,128        2,122
                                                                                ---------    ---------
       Total current assets                                                       299,269      239,094
Property, plant, and equipment, net                                               368,574      206,798
Other assets:
    Goodwill                                                                       75,529       13,072
    Other intangible assets                                                        48,289           --
    Deferred income taxes                                                           5,682       15,935
    Other assets                                                                   20,661       12,409
                                                                                ---------    ---------
Total assets                                                                    $ 818,004    $ 487,308
                                                                                =========    =========

                         LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
    Current installments of long-term debt                                      $   2,082    $  40,901
    Accounts payable                                                               53,408       40,767
    Medical claims payable                                                         45,751        3,497
    Accrued salaries and benefits                                                  44,783       29,206
    Accrued interest                                                               10,133          257
    Unearned premiums                                                              15,399        3,202
    Other accrued expenses and liabilities                                         25,573       16,760
                                                                                ---------    ---------
       Total current liabilities                                                  197,129      134,590
Long-term debt, less current installments                                         259,361       31,943
Other long-term liabilities                                                         6,573           --
Self-insured liabilities                                                           21,920        8,523
                                                                                ---------    ---------
       Total liabilities                                                          484,983      175,056
Mandatorily redeemable preferred units and accrued dividends,
     $3.43 unit price, $3.43 per unit redemption value; authorized, issued,
    and outstanding: 28,141,807 units in 2003 and 28,161,799 units in 2002        111,931      103,898
Commitments and contingencies
Members' equity:
    Authorized: 69,961,407 units in 2003 and 67,727,491 units in 2002; issued
       and outstanding: 56,998,444 units in 2003 and 53,283,047 units in 2002     224,331      207,788
    (Accumulated deficit) retained earnings                                        (3,241)         566
                                                                                ---------    ---------
Total members' equity                                                             221,090      208,354
                                                                                ---------    ---------
Total liabilities and members' equity                                           $ 818,004    $ 487,308
                                                                                =========    =========



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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      YEAR ENDED
                                                                      DECEMBER 31,
                                                                   2003         2002
                                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations                           $   3,705    $   4,343
Adjustments to reconcile net income from continuing
operations to net cash provided by operating activities, net of acquisitions and divestitures:
    Provision for doubtful accounts                                52,749       23,677
    Change in fair value of interest rate swap agreements            (558)          --
    Depreciation and amortization                                  35,742        8,929
    Impairment of long-lived assets and restructuring costs         2,913           78
    Loss (gain) on divestitures                                        61       (1,206)
    Amortization of loan costs                                      6,042          344
    Amortization of discount on subordinated debt                     635           --
    Deferred income taxes                                            (631)         199
Changes in operating assets and liabilities, net of effects
of acquisitions and divestitures:
    Accounts receivable                                           (79,604)     (28,943)
    Premiums receivable                                             1,588           --
    Prepaid expenses and other current assets                      (6,749)     (17,410)
    Income tax receivable (payable)                                  (355)      (3,528)
    Medical claims payable                                          1,688          450
    Accounts payable                                               12,804       20,763
    Accrued salaries and benefits                                   3,909        6,288
    Accrued interest                                                9,876          186
    Unearned premiums                                              12,197         (146)
    Other accrued expenses and liabilities                         (2,841)       4,815
    Self-insured liabilities                                       13,339        2,208
                                                                ---------    ---------
         Net cash provided by operating activities                 66,510       21,047
                                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in acquisitions, less cash acquired                  (204,826)    (129,128)
Purchases of property, plant and equipment                        (86,974)     (46,029)
Proceeds from divestitures                                          9,803        5,419
Other                                                               7,877          (55)
                                                                ---------    ---------
         Net cash used in investing activities                   (274,120)    (169,793)
                                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments on) proceeds from revolving line of credit, net         (38,703)      35,577
Proceeds from long-term debt                                      373,500        5,468
Payments on long-term debt                                       (143,415)        (667)
Deferred financing costs                                          (17,436)        (305)
Proceeds from issuance of preferred units                              --       50,999
Proceeds from issuance of common units                             11,737      160,999
Proceeds from exercise of stock options                               425          321
Redemption of preferred units                                        (116)         (14)
Redemption of common units                                           (136)         (14)
Preferred and common unit issuance costs                           (1,992)          --
                                                                ---------    ---------
         Net cash provided by financing activities                183,864      252,364
                                                                ---------    ---------
Net cash used in discontinued operations                              (61)          (1)
                                                                ---------    ---------
         Net (decrease) increase in cash and cash equivalents     (23,807)     103,617
Cash and cash equivalents at beginning of period                  113,569        9,952
                                                                ---------    ---------
         Cash and cash equivalents at end of period             $  89,762    $ 113,569
                                                                =========    =========



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                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                 (IN THOUSANDS)


                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                                 2003       2002
                                                              --------    --------
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest, net of capitalized interest
      of $1,780 and $500, for the years ended December
      31, 2003 and 2002, respectively                        $ 12,279    $  2,546
    Cash paid for income taxes                                  3,374       6,663
    Non-cash common units issued                                   51          28
    Non-cash preferred units issued                                51          28
    Preferred unit and preferred stock dividends accrued        8,098       5,993
    Non-cash changes due to acquisitions and divestitures:
      Current assets                                           71,154      58,084
      Non-current assets                                      225,137     107,226
      Current liabilities                                      75,991      30,913
      Non-current liabilities                                   7,242         342



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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                     UNAUDITED OPERATING AND FINANCIAL DATA



                                        THREE MONTHS ENDED         YEAR ENDED
                                           DECEMBER 31,            DECEMBER 31,
                                      ---------------------   ---------------------
                                         2003        2002        2003        2002
                                      ----------   --------   ---------    --------
CONSOLIDATED OPERATING DATA:
    Number of hospitals                     28          26          28          26
    Total beds licensed                  3,303       2,971       3,303       2,971
    Weighted average licensed beds       3,287       2,971       3,187       2,573
    Average length of stay                10.1        11.6        10.1        12.7
    Average daily census               1,863.3     1,680.7     1,854.7     1,505.0
    Outpatient surgeries                 5,015       1,949      18,413       4,420
    Emergency room visits               32,157      21,485     124,512      60,406
    Health plan membership             167,901       6,002     167,901       6,002

ACUTE CARE OPERATING DATA:
    Number of hospitals                      7           6           7           6
    Total beds licensed                  1,259       1,059       1,259       1,059
    Weighted average licensed beds       1,259       1,059       1,259         710
    Admissions                           8,162       4,963      32,334      10,654
    Adjusted admissions                 19,188       8,799      76,348      20,274
    Average length of stay                 5.6         6.2         5.6         6.7
    Average daily census                 494.7       339.7       491.9       195.3
    Outpatient surgeries                 5,015       1,949      18,413       4,420
    Emergency room visits               32,157      21,485     124,512      60,406
    Health plan membership             167,901       6,002     167,901       6,002

BEHAVIORAL OPERATING DATA:
    Number of hospitals                     21          20          21          20
    Total beds licensed                  2,044       1,912       2,044       1,912
    Weighted average licensed beds       2,028       1,912       1,928       1,863
    Patient days                       125,914     122,031     499,026     476,741
    Adjusted patient days              132,924     129,266     526,985     503,803
    Average length of stay                14.2        15.0        14.5        14.6
    Average daily census               1,368.6     1,341.0     1,362.8     1,309.7




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Ardent Health Services Announces 2003 Net Revenue of $1.3 Billion
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                   ARDENT HEALTH SERVICES LLC AND SUBSIDIARIES
                       UNAUDITED SUPPLEMENTAL INFORMATION
        RECONCILIATION OF EBITDA TO CASH FLOWS FROM OPERATING ACTIVITIES
                                 (IN THOUSANDS)


                                                      THREE MONTHS ENDED            YEAR ENDED
                                                         DECEMBER 31,               DECEMBER 31,
                                                   ----------------------      -----------------------
                                                      2003         2002          2003           2002
                                                   ---------     --------      --------      ---------

Net cash provided by operating activities          $ 22,276      $ 14,220      $ 66,510      $ 21,047
    Changes in working capital items and other      (21,859)      (15,475)      (60,493)      (14,014)
                                                   --------      --------      --------      --------
Operating income                                        417        (1,255)        6,017         7,033
    Income from discontinued operations                  59         1,211           953         1,042
    Interest                                          5,005           678        22,155         2,751
    Change in fair value of interest rate swap
      agreements                                        548            --          (558)           --
    Depreciation and amortization                    12,303         3,018        35,742         8,929
                                                   --------      --------      --------      --------
EBITDA (1)                                         $ 18,332      $  3,652      $ 64,309      $ 19,755
                                                   ========      ========      ========      ========


(1) EBITDA represents net income before interest, change in fair value of interest rate swap agreements, income tax expense (benefit) and depreciation and amortization. EBITDA is presented because we believe that it is a useful indicator of our liquidity. EBITDA, subject to certain adjustments, is also used as a measure in certain of the covenants in our subsidiary's senior secured credit facility and in the indenture governing our subsidiary's 10.0% Senior Subordinated Notes due 2013. EBITDA is a non-GAAP financial measure and should not be considered independently nor as an alternative measure of net income or cash flow from operations, each as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.



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